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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K





              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 August 10, 1998
               (Date of Report - Date of Earliest Event Reported)



                           NATIONAL AUTO CREDIT, INC.
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                   1-11513                34-1816760
(State or Other Jurisdiction of       (Commission          (I.R.S. Employer
 Incorporation or Organization)         File No.)          Identification No.)


                      30000 AURORA ROAD, SOLON, OHIO 44139
              (Address of Principal Executive Offices and Zip Code)


                                 (440) 349-1000
               (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former name or former address, if changed from last report)


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Item 5.  Other Matters
         -------------

On August 10, 1998, National Auto Credit, inc. (the "Company") completed formalization of an agreement, with its lenders to further extend the maturity date of the amounts outstanding under its credit agreements until September 30, 1998.

Pursuant to this agreement, which is effective May 29, 1998, the Company has made a principal payment of $9 million, and commencing June 5, 1998 weekly payments of $1 million principal and interest, at the prime rate plus two percent, which it is required to make through September 30, 1998.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NATIONAL AUTO CREDIT, INC.



Dated: August 17, 1998               /s/ Davida S. Howard
       ---------------               ----------------------------
                                     Davida S. Howard
                                     Vice President-Finance and Controller